Exhibit 10.6

U.S. Small Business Administration NOTE

SBA Loan #	97203871-00
SBA Loan Name	Vaccinex, Inc.
Date	May 8, 2020
Loan Principal Amount	$1,133,600.00
Interest Rate	One percent (1.00%) per year
Borrower	Vaccinex, Inc.
Lender	Five Star Bank, a New York chartered bank, having an office at 55 North Main Street, Warsaw, New York 14569

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the Loan Principal Amount set forth above plus interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136) (as amended and in force from time to time, and including any regulations and/or guidance of the U.S. Department of the Treasury or the SBA related thereto).

“EIDL” means a loan made pursuant to the Borrower by the SBA pursuant to the SBA’s Economic Injury Disaster Program (15 U.S.C. § 636(b)(2)).

“Loan” means the loan evidenced by this Note.

“Loan Documents” means all applications, agreements, certificates and documents related to the Loan signed by Borrower.

“SBA” means the Small Business Administration, an Agency of the United States of America.

“Paycheck Protection Program” means the SBA Paycheck Protection Program (15 U.S.C. § 636(a)(36)).

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 1/9

Exhibit 10.6

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

A.	Deferment Period: No payments are due on this Note for six (6) months from the date of first disbursement of the Loan.
B.

Conditional Loan Forgiveness: The Loan may be eligible, in whole or in part, for forgiveness pursuant to the Paycheck Protection Program. Borrower shall apply to Lender for Loan forgiveness in accordance with the Paycheck Protection Program. In connection with this Note, Borrower has executed and delivered to Lender a Borrower Paycheck Protection Program Notice and Acknowledgement, Waiver, Release and Indemnity Agreement.

C.	Maturity: This Note will mature on the second anniversary of the date of first disbursement of the Loan.
D.

Interest: The interest rate on this Note is one percent (1%) per year. The interest rate is fixed and will not be changed during the term of this Note unless changed in accordance with the CARES Act. Interest shall be charged on the daily principal balance of the Loan from time to time outstanding (including during the deferment period referred to above) on the basis of the actual number of days elapsed using a three hundred sixty-five (365) day year.

E.	Repayment Terms: Subject to the terms and conditions set forth herein, the following repayment terms shall apply:
i.

If as of the first date following the six (6) month deferment period referred to above the SBA has denied or not confirmed forgiveness of the Loan, or has only partly confirmed forgiveness of the Loan, or Borrower has failed to apply for Loan forgiveness in a timely manner or any other condition to forgiveness is not satisfied, then, unless sooner due in accordance with the terms hereof, Borrower will be obligated to repay to the Lender of the total outstanding balance remaining due under the Loan, including principal and interest, less any forgiven portion of the Loan (the “Loan Balance”) in eighteen (18) monthly installments of principal and interest which will be in such amounts as is necessary to fully amortize the Loan Balance over the remaining term of this Note through the Maturity Date. Installment payments shall be made on or before the tenth (10th) day of the calendar month in which such payment is due. In the event that monthly installment payments are due, Lender shall determine and notify Borrower of the amount of the monthly installments due from Borrower during the remaining term of the Note. Lender shall make all determinations required under this Paragraph 3.E.i and, absent manifest error, such determinations shall be conclusive and binding on Borrower.

ii.

Lender shall apply each payment received from Borrower first to pay interest accrued to the day Lender received the payment, then to bring principal current, then to pay any late fees, and any remaining balance to reduce principal of the Loan. Prepayments of principal shall be applied to installments in the inverse order of their scheduled due date.

F.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note at any time without penalty. Borrower may prepay 20% or less of the unpaid principal balance of this Note at any time without notice. If Borrower prepays more than 20% of the unpaid principal balance of this Note and this Note has been sold on the secondary market, Borrower must:

i.	Give Lender written notice;
ii.	Pay all accrued interest; and
iii.

If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days’ interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under subparagraph ii above.

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 2/9

Exhibit 10.6

If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

G.

Non-Recourse: Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of Note, except to the extent that such shareholder, member or partner uses the Loan proceeds for an unauthorized purpose.

4.	DEPOSIT ACCOUNT; DIRECT DEBIT:

Borrower is required to maintain a deposit account with the Lender (the “Deposit Account”) until the Loan is either forgiven in full or the Loan is fully paid by Borrower. Borrower acknowledges and agrees that the proceeds of the Loan shall be deposited by Lender into the Deposit Account. Borrower shall use the Deposit Account to facilitate application of the Loan proceeds towards payment of costs permitted by the use of Loan proceeds as set forth in this Note. If the Loan is not forgiven, in whole or in part, and a Loan Balance remains, Borrower agrees that on the due date of any amount due hereunder, Lender may debit the amount due from the Deposit Account established by Borrower in connection with this Loan. Should there be insufficient funds in the Deposit Account to pay all such sums when due, the full amount of such deficiency be shall be immediately due and payable by Borrower.

5.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve or account, to Lender’s satisfaction, the use of the Loan proceeds;
D.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on its behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of its business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.
Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 3/9

Exhibit 10.6

6.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from Borrower; or
C.	File suit and obtain judgment.

Without limiting any other rights or remedies of Lender, upon the occurrence of a default, but at all times subject to the restrictions and requirements of the Paycheck Protection Program and all other applicable laws, Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the principal balance outstanding under this Note by the lesser of: (i) five percent (5%) above the rate otherwise applicable or (ii) such amount as permitted under the Paycheck Protection Program or otherwise under applicable law. Interest shall continue to accrue at the default rate set forth in this Note on any judgment Lender may obtain against Borrower, to the extent permitted under the Paycheck Protection Program or otherwise under applicable law

7.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance of the Loan;

B.	Release anyone obligated to pay this Note;
C.	Assign this Note for good and valuable consideration in the future and such assignment shall not hinder or impair the enforceability of this Note by the holder this Note; and
D.	Take any action necessary to collect amounts owing on this Note.
8.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder of this Note, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

9.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

10.	GENERAL PROVISIONS:
A.	Borrower waives all suretyship defenses.
B.

Borrower must take such actions and sign, execute and deliver to Lender all documents, instruments, certificates and agreements as Lender may reasonably request at any time for Borrower to comply with the Loan Documents, and to enable Borrower and Lender to comply with the CARES Act, including for Lender to obtain and enforce the SBA guaranty of the Loan.

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 4/9

Exhibit 10.6

C.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
D.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
E.	If any part of this Note is unenforceable, all other parts remain in effect.
F.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee or did not obtain the fair market value of collateral at a sale.

11.	PAYCHECK PROTECTION PROGRAM SPECIFIC AND OTHER GENERAL PROVISIONS:
A.	Borrower Certifications. Borrower represents, warrants and certifies to Lender and SBA as follows:
i.

Borrower has received a copy of the SBA Authorization Paycheck Protection Program providing for SBA’s 100% guarantee of the Loan (“SBA Authorization”) or the Loan approval from SBA, whichever has been received as of the date hereof. If Borrower has not received an SBA Authorization for the Loan as of the date of this Note, Borrower will promptly acknowledge to Lender in writing its receipt of the SBA Authorization after it is received by Lender from SBA and delivered by Lender to Borrower.

ii.	The SBA Authorization is between Lender and SBA and creates no third-party rights or benefits to the Borrower
iii.

If Borrower defaults on this Note, SBA may be required to pay Lender under the SBA guarantee of this Note. The SBA may then seek recovery of these funds from Borrower. Under SBA regulations, 13 CFR Part. 101, Borrower may not claim or assert against SBA any immunities or defenses available under local law to defeat, modify or otherwise limit Borrower obligation to repay to SBA any funds advanced by Lender to Borrower. Payments by SBA to Lender under SBA’s guarantee will not apply to the Loan account of Borrower or diminish the indebtedness of Borrower under the Note.

B.	Borrower Acknowledgments and Agreements. Borrower understands, acknowledges, attests, certifies and agrees that:
i.

All certifications made by Borrower (or its authorized representative) in the Paycheck Protection Program Borrower Application Form (SBA Form 2483) and the Borrower Paycheck Protection Program Certification (collectively the “PPP Application and Certification”) submitted by Borrower to Lender in connection with the Loan are hereby incorporated into this Note by this reference. Borrower hereby represents and warrants to Lender and SBA as of the date of this Note that all such certifications and related calculations and documentation submitted by Borrower in connection with the PPP Application and Certification continue to be true, accurate and complete that it did not provide misleading information or statements to Lender in the PPP Application and Certification. Borrower understands and agrees that Lender has applied to, and obtained authorization to make the Loan from, SBA for a Paycheck Protection Program Loan Guaranty in reliance on Borrower’s certifications, representations, warranties, acknowledgments and agreements.

ii.

Borrower will not, without Lender’s prior written consent, (1) change its ownership interests or structure, (2) become a party to any merger or consolidation, or acquire all or any material part of the assets or stock of any corporation, corporation, partnership, person, or other entity, or sell, lease, transfer, factor, finance, pledge, encumber or otherwise dispose of any of its assets, whether now owned or hereafter acquired, except in the ordinary course of business, (3) make any distribution of Borrower’s assets that will adversely affect the financial condition of Borrower, or (4) liquidate, dissolve or otherwise terminate or alter Borrower’s existence, form or method of conducting Borrower’s business.

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 5/9

Exhibit 10.6

iii.

Borrower will use the proceeds of the Loan solely for the purposes and in the dollar amounts specified in Section E (Use of Proceeds) of the SBA Authorization or if the SBA Authorization has not been issued by SBA as of the date of this Note, then unless and until the SBA Authorization is received as permitted by the Paycheck Protection Program and will not use any part of the proceeds of the Loan, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any entity or person for the purpose of purchasing or carrying any such margin stock.

iv.

Borrower will keep books and records in a manner satisfactory to Lender, promptly furnish Lender and SBA financial statements as requested by Lender, and promptly allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition.

v.

Borrower will furnish to Lender from time to time, such financial data and information about Borrower as Lender may reasonably request and Borrower represents and warrants the accuracy of any information contained therein.

C.

Good Standing. Borrower represents and warrants that it is a sole proprietor or entity (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

D.	Change of Name. Borrower shall not change its legal name or the State or the type of its formation, without giving the Lender at least 30 days prior written notice thereof.
E.

Right of Setoff. To the extent permitted by law, Lender reserves a right of setoff in the Deposit Account and all of Borrower’s other accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender to the extent permitted by applicable law to charge or setoff all sums owing on this Note against any and all such accounts, and at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

F.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender’s records) or to the Lender (at the address on page one and separately to the Lender officer responsible for Borrower’s relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (1) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

G.

Complete Agreement. This Note, together with any related Loan Documents, contains the entire agreement between Borrower and Lender with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by Lender. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender.

H.

Expenses. To the extent permitted by law, Borrower will pay on demand all expenses of Lender arising out of this transaction or in connection with the negotiation, preparation, administration, collection, defense, protection, preservation or enforcement of, or realization on, this Agreement, or any waiver, modification or amendment of any provision of any of the foregoing, including, without limitation, attorneys’ fees of outside counsel, and other professionals’ fees, and the allocation costs of in-house legal counsel, and including,

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 6/9

Exhibit 10.6

without limitation, any fees or expenses associated with costs relating to examinations, inspections or administration of this Note.
I.

Late Fees. To the extent permitted by law, Borrower shall pay a late payment charge assessed in the amount of five percent (5.00%) of the amount of the monthly installment payment, not to exceed $50.00, if the monthly installment payment is not received within ten (10) days of the due date.

J.

Governing Law; Service of Process; Venue. Except when federal law applies pursuant to the provisions of this Note or by preemption, this Note will be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws. Borrower hereby consent to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Western District of New York located in Monroe County, New York, for the purpose of any suit, action, or other proceeding arising hereunder, and expressly waives any and all objections it may have to venue in any such courts.

K.

Waiver of Jury Trial. BORROWER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND/OR STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

L.

Discrepancy with CARES ACT. If Lender or the SBA determines that any terms in this Note conflict with or vary from the CARES Act, then the CARES Act shall control and override such terms in this Note. Due to the emergency nature of the CARES Act and the development of the Paycheck Protection Program, Borrower understands that some terms and conditions of Paycheck Protection Program may be subject to change, particularly with respect to eligible loan purposes, eligible debt forgiveness, and repayment terms.

M.

Electronic Delivery. Borrower agrees that the electronic signature(s), whether digital or encrypted, of Borrower included in this Note, if any, are intended to authenticate this writing and to have the same force and effect as manual signatures. The term “electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures pursuant to the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309) as amended from time to time. Without limiting the generality of the foregoing, delivery of an executed counterpart’s signature page of this Note, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Note.

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 7/9

Exhibit 10.6

N.

Conversion to Paper Original. At the Lender’s discretion the authoritative electronic copy of this Note (“Authoritative Copy”) may be converted to paper and marked as the original by the Lender (the “Paper Original”). Unless and until the Lender creates a Paper Original, the Authoritative Copy of this Agreement (i) shall at all times reside in a document management system designated by the Lender for the storage of authoritative copies of electronic records, and (ii) is held in the ordinary course of business. In the event the Authoritative Copy is converted to a Paper Original, the parties hereto acknowledge and agree that: (1) the electronic signing of this Note also constitutes issuance and delivery of the Paper Original, (2) the electronic signature(s) associates with this Note, when affixed to the Paper Original, constitutes legally valid and binding signatures on the Paper Original, and (iii) the Borrower’s obligations will be evidenced by the Paper Original after such conversion.

O.

Replacement Note. Without limiting Borrower’s obligation in Paragraph 10.B. in any respect, Borrower agrees that if at any time the SBA issues a new template promissory note that it requires to be used by lenders participating the Paycheck Protection Programs that, upon request by Lender, Borrower shall execute and deliver to Lender a new promissory note incorporating the terms thereof that are not inconsistent with such template promissory note and such new promissory note shall replace this Note. Further, without limiting Borrower’s obligations in Paragraph 10.B. in any respect Borrower agrees that if SBA has not issued the SBA Authorization to Lender as of the time this Note is executed and SBA subsequently issues the SBA Authorization for the Loan which contains terms that vary from those set forth herein, then upon request by Lender, Borrower shall execute a replacement promissory note provided by Lender containing such terms and conditions as set forth herein that are not inconsistent with the SBA Authorization and which otherwise conform to the terms and conditions of the SBA Authorization and such promissory note shall replace this Note. Borrower agrees that all determinations by Lender as to the terms and conditions of a replacement promissory note shall be binding and conclusive on Borrower. The failure to execute a replacement promissory note required hereby within five (5) days of being delivered such promissory note for execution shall constitute a default hereunder.

P.

Correction of Documents. Borrower agrees that in the event that this Note or any of the Loan Documents executed in connection with this Note require corrections or amendments, Borrower will reasonably cooperate with the Lender and/or SBA with regard to correction or amendment of same in a timely manner. The failure to do so shall constitute a default hereunder.

Q.

Borrowing Authorized. The Borrower represents, covenants and warrants to Lender that: (i) the person signing this Note for the Borrower is authorized to sign this Note as the duly authorized sole proprietor, owner, sole shareholder, officer, member, managing member, partner, trustee, principal, agent or representative of Borrower and is authorized borrow under this Note on behalf of Borrower; and (ii) this Note is within the Borrower’s powers, has been duly authorized, and does not conflict with any of Borrower’s organizational documents. For purposes of this Note only, Lender may rely upon and accept the authority of only one signer on behalf of the Borrower.

R.

CAIVRS Data Base. If Borrower defaults on the Loan and the SBA suffers a loss, the name of the Borrower will be referred for listing in the Credit Alert Interactive Voice Response System database, which may affect their eligibility for further financial assistance.

[Signature Page Follows]

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 8/9

Exhibit 10.6

12.	BORROWER’S NAME(S) AND SIGNATURE(S):

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE. PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED THAT IT HAS A RIGHT TO COUNSEL TO REPRESENT IT IN CONNECTION WITH THIS NOTE, AND THAT IT HAS HAD AN OPPORTUNITY TO HAVE THIS NOTE REVIEWED BY COUNSEL.

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Executed effective as of the date first written above.

Vaccinex, Inc.

By: /s/ Scott E. Royer

Print Name: Scott E. Royer

Title: Authorized Representative of Borrower

Address: 1895 Mount Hope Avenue, Rochester, NY 14620

Modeled From
SBA Form 147(06/03/02) Version 4.1	Page 9/9